As filed with the

Securities and Exchange

Commission on

October 23, 2007

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	36-2096643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40W267 Keslinger Road, P. O. Box 393 LaFox. Illinois	60147-0393
(Address of Principal Executive Offices)	(Zip Code)

RICHARDSON ELECTRONICS, LTD.

EMPLOYEES 2001 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Kyle C. Badger, Esq.

Executive Vice President, Secretary and General Counsel

Richardson Electronics, Ltd.

40W267 Keslinger Road

P. O. Box 393

LaFox, Illinois 60147-0393

(630) 208-2441

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.05 Par Value Shares	900,000	$7.33	$6,597,000	$202.53

(1)

Pursuant to Rule 416 of the Securities Act of 1933, the registration statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2)

Estimated solely for purposes of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the NASDAQ National Market System as of October 17, 2007.

EXPLANATORY NOTE

Pursuant to Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2001 (File No. 333-70914) relating to the registration of 900,000 shares of the Company’s Common Stock, authorized for issuance pursuant to the Richardson Electronics, Ltd. Employees 2001 Incentive Compensation Plan (the “Plan”), is incorporated by reference in its entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 900,000 shares of the Company’s Common Stock to be issued pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are incorporated herein by reference:

1.        The Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007.

2.        The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 2007.

3.        The Company’s Current Reports on Form 8-K filed with the Commission on June 6, 2007, June 12, 2007, July 30, 2007, August 2, 2007, August 9, 2007 and September 14, 2007 (other than portions of such reports set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC).

4.        The description of the Company’s Common Stock contained in its registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as filed with the Commission on October 18, 1984, as amended by the description contained in the Company’s Current Report on Form 8-K filed with the Commission on May 27, 2004, and any other amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such reports set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being registered pursuant hereto has been passed upon by Kyle C. Badger, Esq., Executive Vice President, Secretary and General Counsel of the Company. Mr. Badger, a full-time employee of the Company, beneficially owns 25,000 shares of the Company’s Common Stock.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

The Company’s certificate of incorporation provides that to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, the Company shall indemnify, advance payment of expenses on behalf of and purchase and maintain insurance against liability on behalf of all persons for whom it may take each such respective action pursuant to such Section. The certificate of incorporation also provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by Delaware law. A director, however, will be liable to the extent provided by applicable law for:

1.	any breach of the director's duty of loyalty to the Company or its stockholders;

2.	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.	violations of Section 174 of the Delaware General Corporation Law; or

4.	any transaction from which the director derived an improper personal benefit.

Article VII of the Company’s by-laws contains additional provisions regarding indemnification.

The Company maintains a liability insurance policy for its directors and officers and for the Company providing coverage of claims in excess of certain minimum retained limits.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit index.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of LaFox and the State of Illinois on the 22nd day of October, 2007.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ Edward J. Richardson
Edward J. Richardson Chairman of the Board, Chief Executive Officer, and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By his signature, each of the following persons constitutes and appoints each of Edward J. Richardson and Kyle C. Badger as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents which said attorney-in-fact and agent may deem necessary or advisable to enable Richardson Electronics, Ltd. to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in connection with the registration under said Act of shares of Common Stock, $.05 par value, to be offered or sold by said corporation pursuant to its Employees’ 2001 Incentive Compensation Plan, including but not limited to a Registration Statement and any and all amendments including post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Edward J. Richardson	Chairman of the Board,	October 22, 2007
Edward J. Richardson	Chief Executive Officer President and Director (Principal Executive Officer)

/s/ Daniel J. Fujii	Chief Financial Officer	October 22, 2007
Daniel J. Fujii	(Principal Financial and Accounting Officer)

/s/ Arnold R. Allen	Director	October 22, 2007
Arnold R. Allen

/s/ Jacques Bouyer	Director	October 22, 2007
Jacques Bouyer

/s/ Scott Hodes	Director	October 22, 2007
Scott Hodes

/s/ Ad Ketelaars	Director	October 22, 2007
Ad Ketelaars

/s/ John R. Peterson	Director	October 22, 2007
John R. Peterson

/s/ Harold L. Purkey	Director	October 22, 2007
Harold L. Purkey

	Director	October __, 2007
Samuel Rubinovitz

EXHIBIT INDEX

3.1	–

Restated Certificate of Incorporation of Richardson Electronics, Ltd., as amended, incorporated by reference to Appendix B to the Proxy Statement/Prospectus dated November 13, 1986, which is included in the Company's Registration Statement on Form S-4, Commission File No. 33-8696.

3.2	–	By-Laws of Richardson Electronics, Ltd., as amended, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed September 14, 2007.

4.1	–	2001 Incentive Compensation Plan incorporated by reference to Exhibit A to the Company's Proxy Statement dated September 4, 2001 for its Annual Meeting of Stockholders held October 16, 2001.

4.2	–	Specimen form of Common Stock certificates of the Company incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-1, Commission File No. 33-10834.

5.1	–	Opinion of Kyle C. Badger, Esq.

23.1	–	Consent of Ernst & Young LLP

23.2	–	Consent of KPMG LLP

23.3	–	Consent of Kyle C. Badger, Esq. (included in Exhibit 5.1)

24.1	–	Power of Attorney (included in signature page)